Exhibit 99.1

CONTACT:	William George	675 Bering Drive, Suite 400
	Chief Financial Officer	Houston, Texas 77057
	713-830-9600	713-830-9600
713-830-9696

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER 2014 RESULTS

Houston, TX — October 29, 2014 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income attributable to Comfort Systems USA of $7,605,000 or $0.20 per diluted share, for the quarter ended September 30, 2014, as compared to $11,379,000 or $0.30 per diluted share, for the quarter ended September 30, 2013.  As disclosed previously, earnings per share for the third quarter of 2013 included $0.05 arising from income from prior reporting periods and a change in the fair value of an earn-out liability.  The Company reported revenue of $370,145,000 in the current quarter.  On a same-store basis, the Company reported revenue of $352,410,000, as compared to $349,989,000 in 2013.  The Company reported free cash flow of $17,540,000 in the current quarter, as compared to $22,263,000 in 2013.  Backlog as of September 30, 2014 was $656,828,000 as compared to $673,694,000 as of June 30, 2014.  On a same-store basis, backlog was $618,521,000 as of September 30, 2014 as compared to $570,949,000 as of September 30, 2013.

Brian Lane, Comfort Systems USA’s Chief Executive Officer, said, “We demonstrated solid profitability for the third quarter, and our activity levels are the same as we experienced last year.  Our earnings per share continues to reflect higher SG&A expense from our investments in service and technology.  Unfortunately, we experienced additional adverse impacts on our troubled California jobs.  Backlog was down slightly from the previous quarter, and is up significantly from a year ago.”

The Company reported net income attributable to Comfort Systems USA for the nine months ended September 30, 2014 of $12,381,000 or $0.33 per diluted share as compared to $21,673,000 or $0.58 per diluted share, for the first nine months of 2013.  The Company also reported revenue of $1,054,327,000.  On a same-store basis, the Company reported revenue of $1,026,549,000 as compared to $1,026,932,000 for the same period of 2013.  Free cash flow for the nine months ended September 30, 2014 was $23,347,000 as compared to free cash flow of $11,877,000 in the first nine months of 2013.

Mr. Lane concluded, “Last quarter we were joined by DynaTen in Dallas, and they are off to a terrific start.  Our year to date cash flow is strong and we remain confident in our ability to generate cash and reward our shareholders.  During the last few months we have opportunistically purchased shares, and we announced today that we have increased our dividend and authorized additional shares for repurchase.  We are poised to take advantage when strength returns to construction markets.  We believe that our service investment is on track and will result in incremental growth and income, and overall, we are optimistic about the future.”

As previously announced, the Company will host a webcast and conference call to discuss its financial results and position in more depth on Thursday, October 30, 2014 at 10:00 a.m. Central Time.

The call-in number for this conference call is 1-888-680-0869 and enter 31661057 as the passcode.  Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PE74G7VMW.  The Company anticipates that an accompanying slide presentation will also be available under the Investor tab.  Pre-registrants will be issued a pin number to use when dialing in to the live call, which will provide quick access to the conference by bypassing the operator upon connection.  The call can also be accessed on the Company’s website at www.comfortsystemsusa.com under the Investor tab.  A replay of the entire call will be available until 11:59 p.m. Central Time, Thursday, November 6, 2014 by calling 1-888-286-8010 with the conference passcode of 54974198, and will also be available on our website on the next business day following the call.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 92 locations in 83 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated;  difficulty in obtaining or increased costs associated with bonding and insurance; impairment to goodwill; errors in the Company’s percentage-of-completion method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; shortages of labor and specialty building materials; retention of key management; seasonal fluctuations in the demand for HVAC systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a cyber security breach; and other risks detailed in our reports filed with the Securities and Exchange Commission.

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2014 and 2013

(in thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	(unaudited)				(unaudited)
	2014	%	2013	%	2014	%	2013	%
Revenue	$370,145	100.0%	$349,989	100.0%	$1,054,327	100.0%	$1,026,932	100.0%
Cost of services	303,686	82.0%	282,968	80.9%	873,860	82.9%	848,477	82.6%
Gross profit	66,459	18.0%	67,021	19.1%	180,467	17.1%	178,455	17.4%

SG&A	52,200	14.1%	49,404	14.1%	153,158	14.5%	141,623	13.8%
Goodwill impairment	—	—	—	—	727	0.1%	—	—
Gain on sale of assets	(526)	(0.1)%	(117)	—	(748)	(0.1)%	(367)	—
Operating income	14,785	4.0%	17,734	5.1%	27,330	2.6%	37,199	3.6%

Interest expense, net	(559)	(0.2)%	(342)	(0.1)%	(1,344)	(0.1)%	(1,013)	(0.1)%
Changes in the fair value of contingent earn-out obligations	(210)	(0.1)%	750	0.2%	(210)	—	696	0.1%
Other income (expense)	12	—	83	—	104	—	184	—
Income before income taxes	14,028	3.8%	18,225	5.2%	25,880	2.5%	37,066	3.6%

Income tax expense	4,649		6,588		9,087		14,366
Income from continuing operations	9,379	2.5%	11,637	3.3%	16,793	1.6%	22,700	2.2%

Loss from discontinued operations, net of income tax benefit of $—, $(18), $10 and $(57)	—		(25)		(15)		(79)
Net income including noncontrolling interests	9,379	2.5%	11,612	3.3%	16,778	1.6%	22,621	2.2%

Less: Net income attributable to noncontrolling interests	1,774		233		4,397		948
Net income attributable to Comfort Systems USA, Inc.	$7,605	2.1%	$11,379	3.3%	12,381	1.2%	$21,673	2.1%

Income per share attributable to Comfort Systems USA, Inc.:
Basic—
Income from continuing operations	$0.20		$0.31		$0.33		$0.58
Loss from discontinued operations	—		—		—		—
Net income	$0.20		$0.31		$0.33		$0.58

Diluted—
Income from continuing operations	$0.20		$0.30		$0.33		$0.58
Loss from discontinued operations	—		—		—		—
Net income	$0.20		$0.30		$0.33		$0.58

Shares used in computing income per share:
Basic	37,637		37,293		37,642		37,184
Diluted	37,924		37,631		37,917		37,444

Note 1: The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interests, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2014	%	2013	%	2014	%	2013	%

Net income including noncontrolling interests	$9,379		$11,612		$16,778		$22,621
Discontinued operations	—		25		15		79
Income taxes	4,649		6,588		9,087		14,366
Other expense (income), net	(12)		(83)		(104)		(184)
Changes in the fair value of contingent earn-out obligations	210		(750)		210		(696)
Interest expense, net	559		342		1,344		1,013
Gain on sale of assets	(526)		(117)		(748)		(367)
Goodwill impairment	—		—		727		—
Depreciation and amortization	5,708		4,603		15,362		13,901
Adjusted EBITDA	$19,967	5.4%	$22,220	6.3%	$42,671	4.0%	$50,733	4.9%

Note 1: The Company defines adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) as net income including noncontrolling interests, excluding discontinued operations, income taxes, other expense (income), net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment, and depreciation and amortization.  Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income (loss), net income (loss), or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)

Cash and cash equivalents	$43,882	$52,054
Accounts receivable, net	290,021	267,470
Costs and estimated earnings in excess of billings	32,069	28,122
Assets related to discontinued operations	278	339
Other current assets	43,750	49,012
Total current assets	410,000	396,997
Property and equipment, net	55,708	46,861
Goodwill	138,052	114,588
Identifiable intangible assets, net	46,259	37,383
Other noncurrent assets	6,387	5,993
Total assets	$656,406	$601,822

Current maturities of long term debt	$—	$2,000
Current maturities of capital lease obligations	328	—
Accounts payable	99,232	100,825
Billings in excess of costs and estimated earnings	72,856	64,588
Liabilities related to discontinued operations	283	366
Other current liabilities	106,284	101,659
Total current liabilities	278,983	269,438
Long-term debt	42,000	—
Long-term capital lease obligations	606	—
Other long-term liabilities	18,065	18,362
Total liabilities	339,654	287,800
Comfort Systems USA, Inc. stockholders’ equity	298,880	295,834
Noncontrolling interests	17,872	18,188
Total stockholders’ equity	316,752	314,022
Total liabilities and stockholders’ equity	$656,406	$601,822

Selected Cash Flow Data (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	(unaudited)		(unaudited)
	2014	2013	2014	2013
Cash provided by (used in):
Operating activities	$23,881	$27,433	$37,482	$23,782
Investing activities	$(9,186)	$(5,170)	$(68,339)	$(11,862)
Financing activities	$(20,572)	$(304)	$22,685	$(7,372)

Free cash flow:
Cash from operating activities	$23,881	$27,433	$37,482	$23,782
Purchases of property and equipment	(7,033)	(5,234)	(15,367)	(12,471)
Proceeds from sales of property and equipment	692	64	1,232	566

Free cash flow	$17,540	$22,263	$23,347	$11,877

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Other companies may define free cash flow differently.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.